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Part II                                                               Exhibit 11
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                    Computation of Per Common Share Earnings



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


                                                            Three Months Ended           Six Months Ended
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                                                          JUNE 28,      June 29,     JUNE 28,     June 29,
In millions, except per share amounts                       1997          1996         1997         1996
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
PRIMARY EARNINGS PER COMMON SHARE:
    Net earnings                                          $(230.5)       $(39.3)      $(147.7)      $  6.8
    Less: Preference dividends, net                          (3.4)         (3.6)         (6.8)        (7.2)
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    Net earnings used to calculate
          primary earnings per common share               $(233.9)       $(42.9)      $(154.5)      $  (.4)
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    Weighted average common shares outstanding              167.9         166.2         167.3        164.9
    Add: Weighted average number of shares which
          could have been issued upon exercise
          of outstanding stock options                        3.4            .9           3.4           .7
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    Weighted average number of shares used to
          compute primary earnings per common share         171.3         167.1         170.7        165.6
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    Primary earnings per common share                     $ (1.37)       $ (.26)      $  (.91)      $ --
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FULLY DILUTED EARNINGS PER COMMON SHARE:
    Net earnings                                          $(230.5)       $(39.3)      $(147.7)      $  6.8
    Less: Adjustments, assuming conversion of
          the Series One ESOP Convertible Preference
          Stock, for the following: (i) additional
          contributions to the ESOP to cover the
          shortfall between the Series One ESOP
          Convertible Preference Stock and Common
          Stock dividends and (ii) reductions in
          incentive bonuses and profit sharing,
          net of tax benefits                                (1.1)         (1.9)         (3.4)        (6.0)
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    Net earnings used to calculate fully diluted
          earnings per common share                       $(231.6)       $(41.2)      $(151.1)      $   .8
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    Weighted average common shares outstanding              167.9         166.2         167.3        164.9
    Add: Weighted average number of shares which
         could have been issued upon conversion
         of the Series One ESOP Convertible
         Preference Shares                                    5.3           1.7           5.4          7.0
    Add: Weighted average number of shares which
         could have been issued upon exercise
         of outstanding stock options                         3.8           7.0           3.9          1.7
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    Weighted average number of shares used to compute
          fully diluted earnings per common share           177.0         174.9         176.6        173.6
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    Fully diluted earnings per common share               $ (1.31)       $ (.24)      $  (.86)      $   --
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